Exhibit 32.1

CERTIFICATION PURSUANT TO
Section 906 of the sarbanes-oxley act of 2002

In connection with the Quarterly Report on Form 10-Q of ProUroCare Medical Inc. (the “Company”) for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard C. Carlson, Chief Executive Officer of the Company, and I, Richard B. Thon, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Richard C. Carlson

Richard C. Carlson

Chief Executive Officer

May 15, 2012

/s/ Richard B. Thon

Richard B. Thon

Chief Financial Officer

May 15, 2012